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Exhibit 21


                                G&L Realty Corp.
                              List of Subsidiaries
                                February 29, 2000
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
1.       G&L Hampden, Inc., a Delaware corporation
2.       G&L Hampden, LLC a Delaware limited liability company
3.       G&L Realty Partnership, L.P., a Delaware limited partnership
4.       G&L Realty Financing II, Inc., a Delaware corporation
5.       G&L Realty Financing Partnership II, L.P., a Delaware limited partnership
6.       G&L Medical, Inc., a Delaware corporation
7.       G&L Gardens, LLC, an Arizona limited liability company
8.       G&L Management Delaware Corp., a Delaware corporation
9.       G&L Senior Care, Inc., a Delaware corporation
10.      G&L Medical Partnership, L.P., a Delaware limited partnership
11.      GLN Capital Co. LLC, a Delaware limited liability company
12.      GL/PHP, LLC a Delaware limited liability company
13.      Theme World, L.P., a New Jersey limited partnership
14.      Valley Convalescent, LLC, a California limited liability company
15.      435 N. Roxbury Drive, Ltd., a California limited partnership
16.      G&L - Grabel San Pedro, LLC
17.      G&L Burbank, LLC
18.      G&L Burbank Managers Corp., a California corporation
19.      G&L Holy Cross, LLC
20.      G&L Holy Cross Managers Corp., a California corporation
21.      G&L Tustin, LLC
22.      G&L Tustin Managers Corp., a California corporation
23.      G&L Valencia, LLC
24.      G&L Penasquitos, LLC
25.      G&L Penasquitos, Inc.
26.      GLH Pacific Gardens, LLC
27.      GLH Pacific Gardens Corp., a California corporation
28.      G&L Hoquiam, LLC
29.      G&L Lyon, LLC
30.      G&L Coronado (1998), LLC
31.      G&L Parsons on Eagle Run, LLC
32.      G&L Parsons on Eagle Run, Inc.
33.      GLR/Yorba Linda, LLC
34.      Lakeview Associates, LLC
35.      G&L Aliso Viejo, LLC
36.      G&L Massachusetts, LLC
37.      G&L Heritage Care, LLC
38.      G&L Heritage Care, Inc.
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